UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

HELLENIC SOLUTIONS CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	000-52136	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Emmanouil G. Karavelakis Law Office
Heiden 2. 3rd Floor
104 34 Athens, Greece

(Address of principal executive offices)

+30-210-363-1696
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events Than Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, on March 23, 2011, Hellenic Solutions Corporation (the “Company”) entered into a Secured Note Purchase Agreement with Access America Fund, L.P. (the “Investor”) pursuant to which the Company issued and sold to the Investor a 14.00% Senior Preferred Secured Note (the “Note”) in an aggregate principal amount of $925,000.  Under the terms of the Note, an event of default will be deemed to occur if the Company fails to timely make a required periodic filing with the SEC.  As the Company failed to file its Annual Report on Form 10-K by the extended due date of April 15, 2011, an event of default currently exists under the terms of the Note.  The Company determined that it was unable to cure such event of default within a ten day period following notice of same by the Investor, and as a result, on April 18, 2011, the Investor provided notice to the Company of its election to convert the principal amount due under the Note into 18,500,000 ordinary shares of the Company, at a price per share of $0.05.  Following the issuance of such shares to the Investor, the Investor will beneficially own approximately 58.8% of the Company’s ordinary shares, resulting in a change in control of the Company.

The foregoing does not purport to be a complete statement of the terms set forth in the Note and the Secured Note Purchase Agreement and is qualified in its entirety by reference to those agreements, which are filed as Exhibit 4.1 and Exhibit 10.1 to the report on the Company’s Form 8-K filed on March 28, 2011.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.04 above is incorporated by reference into this Item 5.01.

Item 8.01.	Other Events.

As previously reported, effective March 22, 2011, Mr. Stavros Ch. Mesazos and Mr. Konstantinos Moschopoulos were not reappointed to the Company’s Board of Directors (the “Board”) due to their perceived contribution to the Company’s current financial difficulties.  In connection with this change in the composition of the Board, the Company is in the process of reviewing its books and records and analyzing its business and financial condition for fiscal years 2009 and 2010, including conducting an audit of its accounts as well as an audit of the approximately twenty projects that are currently in process.  At this time, Mr. Mesazos has possession of certain books and records of the Company’s wholly-owned subsidiary, Temhka, S.A.  The Company will be unable to complete the audit of its accounts or its projects in process until it obtains possession of these books and records.  As a result, the Company is currently unable to determine when it will file its Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELLENIC SOLUTIONS CORPORATION

Date: April 21, 2011	By:	/s/ Sofia Douskali
Name: Sofia Douskali
Title: Chief Financial Officer